UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2005

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On February 3, 2005, we issued a press release and held a conference call announcing our financial results for the quarter and year ended December 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure

     In the Question and Answer portion of the conference call held on February 3, 2005, management indicated in response to a question about the assumptions underlying a “break-even” quarter, that such a quarter could be determined using a margin rate of about “30% or so, starting out a little lower and hopefully end up a little higher later in the year,” and “operating expenses of around $20 million or so.” Such operating expenses exclude non-cash charges, such as those relating to the acquisition of Cray Canada Inc. and any stock-related expense, and unusual charges. Share count would be affected by the shares underlying the Company’s convertible senior subordinated notes, which are determined under the “if converted” method. Generally, in a loss quarter the share count would be approximately 87 — 88 million shares and in a profit quarter approximately 115 million shares, including shares underlying the notes and outstanding options and warrants. An example of the “if converted” method of counting stock underlying the convertible notes has been set forth on the Company’s web site, www.cray.com, under “Investors.”

     In response to a question about backlog, management stated that product backlog at the end of 2004 stood at approximately $115 million, excluding orders announced so far in 2005. Management later clarified that this amount included product revenue of approximately $40 million that is expected to be recognized in 2006.

     In response to another question about backlog, management stated that deferred revenue of approximately $54.5 million included deferred product revenue of approximately $38 million and the remainder for service revenue. Of the deferred product revenue, $14 million is expected to be recognized in 2005 and the remaining approximately $24 million is expected to be recognized in 2006. All deferred product revenue is included in the total backlog amount.

     The foregoing statements of management include forward-looking statements. Please refer to the Safe Harbor statement in the attached Exhibit 99.1 for certain factors that could cause our performance to differ materially from these statements

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of Cray Inc., dated February 3, 2005

     The information in this Form 8-K, including the text under Items 2.02 and 7.01, and the Exhibit attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.
By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson Senior Vice President and General Counsel

February 4, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Documents
99.1	Press Release of Cray Inc., dated February 3, 2005